EXHIBIT B

                              AMENDED AND RESTATED
                             JOINT FILING AGREEMENT


      The  undersigned  hereby agree that the Amendment No.1 to the Statement on
Schedule 13D with respect to the shares of Class A Common Stock, $0.01 par value, of Presidio Capital Corp. beneficially owned by the undersigned, which will be filed with the Securities and Exchange Commission no later than January 9, 1998 and signed by each of the undersigned, and any subsequent amendments to said Statement on Schedule 13D shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.


Dated:      January 6, 1998


STONEHILL PARTNERS, L.P.                 STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: /s/ John A. Motulsky                 By: /s/ John A. Motulsky
    ------------------------                 ------------------------
Name:   John A. Motulsky                 Name:   John A. Motulsky
Title:  General Partner                  Title:  General Partner





STONEHILL OFFSHORE PARTNERS
LIMITED                                  /s/ John A. Motulsky
                                         --------------------------
By:   STONEHILL ADVISERS LLC             JOHN A. MOTULSKY


By: /s/ John A. Motulsky
    -------------------------
Name:  John A. Motulsky
Title:  Member